Exhibit 32.2


                    Certification of Chief Financial Officer

          Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tanger Factory Outlet Centers, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

          (i) the accompanying Annual Report on Form 10-K of the Company for the annual period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

          (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Dated: March 14, 2005                              /s/ Frank C. Marchisello Jr.
       --------------                                  ------------------------
                                                       Frank C. Marchisello, Jr.
                                                       Executive Vice President
                                                       Chief Financial Officer